Exhibit 21.1

LIST OF SIGNIFICANT SUBSIDIARIES OF THE REGISTRANT.

List of direct and indirect subsidiaries as of December 31, 2014

Country of incorporation	Name legal entity
Australia	Cohda Wireless Pty Ltd. (23.1%)
Austria	NXP Semiconductors Austria GmbH
Austria	Catena DSP GmbH
Belgium	NXP Semiconductors Belgium N.V.
Canada	NXP Semiconductors Canada Inc.
China	NXP Semiconductors Guangdong Ltd.
China	NXP Semiconductors (Shanghai) Ltd.
China	Jilin NXP Semiconductors Ltd.
China	Suzhou ASEN Semiconductors Co., Ltd. (40%)*
China	Advanced Semiconductor Manufacturing Corporation Ltd (27.47%)*
China	Datang NXP Semiconductors Co., Ltd (49%)*
Finland	NXP Semiconductors Finland Oy
France	NXP Semiconductors France SAS
Germany	SMST Unterstützungskasse GmbH
Germany	NXP Semiconductors Germany GmbH
Germany	NXP Stresemannallee 101 Dritte Verwaltungs GmbH
Hong Kong	NXP Semiconductors Hong Kong Ltd.
Hong Kong	Semiconductors NXP Ltd.

Hungary	NXP Semiconductors Hungary Ltd.
India	NXP Semiconductors India Pvt. Ltd.
Ireland	GloNav Ltd.
Japan	NXP Semiconductors Japan Ltd.
Korea	NXP Semiconductors Korea Ltd.
Malaysia	NXP Semiconductors Malaysia Sdn. Bhd.
Netherlands	NXP B.V.
Netherlands	NXP Semiconductors Netherlands B.V.
Netherlands	NXP Software B.V.
Netherlands	Catena Holding B.V.
Netherlands	Catena Microelectronics B.V.
Netherlands	Catena Radio Design B.V.
Philippines	NXP Semiconductors Philippines, Inc.
Philippines	NXP Semiconductors Cabuyao, Inc.
Philippines	Laguna Ventures, Inc. (39.9%)*
Poland	NXP Semiconductors Poland Sp.z.o.o.
Russia	NXP Semiconductors Russia O.O.O.
Singapore	NXP Semiconductors Singapore Pte. Ltd.
Singapore	Systems on Silicon Manufacturing Company Pte Ltd (61.2%)*
Sweden	NXP Semiconductors Sweden AB
Sweden	Catena Wireless Electronics AB
Switzerland	NXP Semiconductors Switzerland AG
Taiwan	NXP Semiconductors Taiwan Ltd.
Thailand	NXP Manufacturing (Thailand) Co., Ltd.

Thailand	NXP Semiconductors (Thailand) Co., Ltd.
Turkey	NXP Semiconductors Elektonik Ticaret A.S.
United Kingdom	NXP Semiconductors UK Ltd.
United Kingdom	NXP Laboratories UK Holding Ltd.
United Kingdom	NXP Laboratories UK Ltd.
United Kingdom	Code Red Technologies Limited
USA	NXP Semiconductors USA, Inc.
USA	NXP Funding LLC

*	= joint venture